Exhibit 99.1

Jerrick Media Holdings, Inc. Introduces $10 Monthly

Vocal+ Subscription Plan, Confirms Q4 Guidance and

Secures $1MM in Financing

09/18/2019

-Over $100K of subscription revenues achieved since the launch of Vocal+
-Successful completion of Vocal Founding Member program
-Implementation of monthly renewal option in addition to Vocal+ annual subscription offering -On track for up to $400K combined fourth quarter revenues
-Close of $1MM of financing, secured against the Company’s general media assets

FORT LEE, N.J., Sept. 18, 2019 /PRNewswire/ -- Jerrick Media Holdings, Inc. (OTCQB: JMDA) (the “Company” or “Jerrick”) the creator of Vocal, today introduced a new subscription tier for its premium membership program, Vocal+, marking the end of the Founding Member initiative.

“We are thrilled with the success of Vocal+ so far, and are thankful for the support from our Founding Members, a group comprising over 1,200 creators of all shapes and sizes,” said Justin Maury, Jerrick’s President and Head of Product. “Vocal wouldn’t exist without you, our community, or the stories you tell. We look forward to continuing to introduce new enhancements to Vocal+ and Vocal at large.”

With the close of its Founding Member program, Vocal creators are now able to join Vocal+ as a regular member and access all of its premium features for $9.99/month, effective today.

Learn more about joining Vocal+.

Additionally, the Company confirmed its 2019 guidance, having seen better-than-expected early results and momentum driven by the continued integration of Seller’s Choice and Jerrick’s sales teams and operations. As anticipated, the recent completion of the Seller’s Choice acquisition will contribute to a projected total of $300-400K in combined revenues for fourth quarter.

“Our integration activities are on track, with cost saving synergies already exceeding expectations. As the newly enhanced Jerrick team aligns its collective strengths, we expect Jerrick’s organic revenue growth to continue to accelerate,” said Jerrick CEO Jeremy Frommer. “Bringing together creators and brands in a safe environment has been core to Vocal’s vision since its inception in December 2016. With the completion of the replatforming, the introduction of the $10 monthly subscription option and the integration of Seller’s Choice and Vocal’s client portfolios, Jerrick’s flagship product is poised for great expansion.”

Additionally, the Company announced the completion of an additional $1MM in financing secured by its collection of archival media assets, including acquired artwork, photographs and media memorabilia.

About Jerrick

Jerrick is a holding company that develops technology-based solutions. Its flagship product Vocal is a long-form, digital publishing platform focused on supporting content creators by providing them with publishing tools and monetization features that are embedded within digital communities. Vocal is architected to enable targeted marketing of branded content and e-commerce opportunities embedded within long-form content. Vocal’s community sites are managed by a dedicated team, whose primary focus is on creating safe communities and identifying monetization opportunities within them.

For more information please review Jerrick’s Investor Presentation:

https://jerrickmedia.docsend.com/view/6pdcppw

Forward-Looking Statements

Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”), including, but not limited to, the Company’s acquisition of Seller’s Choice, may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statements speak only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors may emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Certain risks and uncertainties applicable to us are described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and in other filings we have made with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov.

Company Contact: info@jerrick.media